EXHIBIT 10
                                  STATE OF IOWA

                              IOWA UTILITIES BOARD

 ------------------------------------------------------------------------------

 IN RE:                    )                 RATEMAKING PRINCIPLES FOR
                           )                  WIND ENERGY INVESTMENT
 MIDAMERICAN ENERGY COMPANY)
 ------------------------------------------------------------------------------


                            STIPULATION AND AGREEMENT
                            -------------------------


                            Article I - Introduction
                            ------------------------


     The Honorable Thomas J. Vilsack, Governor of the state of Iowa, has established a goal of 1000 megawatts (MW) of renewable energy such as wind power in the state by 2010. The Honorable Rod Blagojevich, Governor of the state of Illinois, and members of the South Dakota Public Utilities Commission have also urged the development of more renewable energy in the Midwest. Renewable energy such as wind power will not create air pollution, will help prevent the depletion of non-renewable resources used for electric generation, does not rely on out-of- state resources and will have an important positive impact on economic development in Iowa. At the time of this Stipulation and Agreement (Stipulation), MidAmerican Energy Company (MEC) owns or has under long-term contract approximately 125 MW of renewable energy.

     Subject to the terms and conditions of this Stipulation and subject to final approval of this Stipulation in its entirety and without condition or modification by the Iowa Utilities Board (Board), MEC agrees to construct a minimum of an additional 310 MW (nameplate rating) of wind power facilities in Iowa (Project) as its commitment toward the renewable energy goal established by Governor Vilsack and the expressions of support for the development of renewable energy made by representatives of Illinois and South Dakota. The Project is expected to require an investment of approximately $323 million (plus associated transmission costs) and will be dedicated to public service and subject to regulation by the Board. The first of the Project's wind power facilities is expected to begin service in late 2004, with the Project completed by 2007.

                              Article II -- Purpose
                              --------------------

     This Stipulation and attached Appendices have been prepared and executed by the signatories for the purpose of stipulating to their mutually-agreed position in the ratemaking principles case regarding the Project, to be commenced by MEC pursuant to Section 476.53 of the Iowa Code. MEC commits to commencing such case as soon as feasible after the enactment of legislation consistent with that in Appendix 1. All signatories to this Stipulation agree to support or not oppose such legislation.

     In consideration of the mutual agreements set forth, the signatories stipulate that the Board should issue an order that allows the terms and provisions of this Stipulation to be fully implemented.

Terms:
------

     1. MEC commits to construct, own and operate a minimum of an additional 310 MW of wind power facilities in Iowa, representing a projected investment of approximately $323 million plus the costs of associated transmission.

     2. As soon as feasible after the enactment of legislation consistent with that in Appendix 1, MEC shall file with the Board a request for a certificate to construct the Project. The signatories to this
          Stipulation agree to support the request, as well as any request for expedited approval or other relief to enable the first of the wind power facilities to be placed in service by late-2004 and to enable completion of the Project by 2007.

     3. As soon as feasible after the enactment of legislation consistent with that in Appendix 1, MEC shall file with the Board a request pursuant to Code Section 476.53 for ratemaking principles for the Project. The signatories to this Stipulation agree to support the request and the following ratemaking principles:

          a. The Iowa jurisdictional portion of MEC's prudently incurred capital costs, operation and maintenance expenses and other actual costs of the Project shall be included in MEC's regulated electric rates. MEC shall be permitted to include in rates the actual costs of the Project, up to the Iowa jurisdictional portion of the $323 million projection and $12 million in associated transmission costs, without the need to establish prudence or reasonableness. MEC shall be required to establish the prudence and reasonableness of any Project investment and transmission costs in excess of the foregoing calculated amounts before the Iowa jurisdictional portion of such excess can be included in rates.

          b. The depreciation life of the Project for ratemaking purposes shall be 20 years.

          c. The allowed return on common equity investment (ROE) on the portion of the Project included in Iowa electric rate base shall be 12.2%.

          d. The Iowa jurisdictional portion of any revenues from the sale of renewable energy credits and carbon dioxide credits associated with the Project shall be recorded above-the-line by MEC in the accounts specified in Appendix 2 and included in the revenue sharing calculations of items "g" and "h".

          e. The Iowa jurisdictional portion of any federal production tax credits associated with the Project shall be recorded above-the-line by MEC in the accounts specified in Appendix 2 and included in the revenue sharing calculations of items "g" and "h".

          f. Until MEC's next Iowa electric rate case decision after January 1, 2011, the Iowa jurisdictional portion of wholesale sales revenue associated with all generating units included in MEC's Iowa jurisdictional electric rate base (including the wind power facilities of the Project) shall be recorded above- the-line in the accounts specified in Appendix 2 and included in the revenue sharing calculations of items "g" and "h".

          g. Element 3 of the Settlement Outline incorporated by reference in the Settlement in Docket Nos. RPU-0l-3 and RPU-0l-5 provides for the customer portion of shared revenues during the period 2001 through 2005 to be used to reduce AFUDC on generating plant investment committed to by December 31, 2005. The wind power Project which is the subject of this Stipulation shall be considered a "generating plant investment committed to by December 31, 2005" for the purpose of that Settlement, and the customer portion of shared revenues, after offsetting the AFUDC on the Greater Des Moines Energy Center (GDMEC) and the Council Bluffs 4 (CB 4) generating plant investments, shall be applied sequentially to the Iowa jurisdictional portion of rate base as follows: first, to reduce to zero the AFUDC on the Project; second, to be accrued in an interest bearing account and used to accelerate depreciation on the CB 4 investment until it reaches zero; third, to accelerate depreciation on the investment in the Project until it reaches zero; fourth, to accelerate depreciation on the investment in GDMEC until it reaches zero. In the event there is money left in the accounts after the above, it shall be returned to ratepayers in a manner approved by the Board. Interest on the amount accrued in the interest bearing account and used to accelerate depreciation on the CB 4 investment will be determined based on the monthly average U.S. Treasury 3-year constant maturities rate as reported by the Federal Reserve Board Statistical Release H. 15 and shall accrue on the average monthly balance in the account.

          h. If MEC's calculated ROE on Iowa jurisdictional electric operations in calendar year 2006, 2007, 2008, 2009 or 2010 exceeds 11.75%, then 40% of the annual revenues for that year between 11.75% and 13% ROE, 50% of the revenues between 13% and 14% ROE, and 83.3% of the revenues in excess of 14% ROE that is the customer portion of shared revenues shall be applied sequentially as set out in Term 3 "g", above. MEC shall be entitled to retain the revenues that are not the customer portion of shared revenues. The methodology to be used to calculate the jurisdictional ROE is set forth in Appendix 3.

          i. MEC commits not to seek any general increase in Iowa electric base rates to become effective before January 1, 2011, unless its Iowa jurisdictional ROE on electric operations falls below 10% in any 12-month period after January 1, 2006. If MEC's Iowa jurisdictional ROE on electric operations, as calculated pursuant to Appendix 3, falls below 10% in a 12-month period after January 1, 2006, all signatories to this Stipulation shall conduct 30 days of good faith negotiations to modify the Stipulation to provide MEC with a reasonable opportunity to earn an Iowa jurisdictional ROE between 10% and 11.75% on electric operations. If no agreement is reached at the end of the 30 days, MEC shall have the ability to file for a general increase in electric base rates. The signatories to this Stipulation may oppose MEC's request for such general increase in electric rates, but not on the grounds that such request violates this Stipulation.

          j. MEC has assumed that through December 31, 2010, the costs of compliance with environmental requirements to reduce emissions at existing coal-fired generating plants will be $214,090,000 for capital improvements and $45,478,000 for incremental operations and maintenance (O&M) expenses. If, at any time prior to January 1, 2011, the Board issues an order or orders in proceedings under Code Section 476.6 (25) that authorize MEC to cumulatively spend more than $325 million in capital and O&M expenses for such environmental improvements before January 1, 2011, then all signatories to this Stipulation shall conduct up to 30 days of good faith negotiations to determine whether to modify the Stipulation to provide MEC a reasonable opportunity to recover the environmental costs in excess of $325 million. If no agreement is reached at the end of 30 days, MEC shall have the ability to file a request with the Board seeking recovery of the environmental costs in excess of $325 million. The signatories to this Stipulation may oppose MEC's request, but not on the grounds that such request violates this Stipulation.

          k. The signatories commit not to commence or support a rate reduction proceeding regarding MEC's electric rates prior to January 1, 2011.

          1. MEC may continue to recover the costs of energy efficiency expenditures pursuant to Section 476.6(19), alternate energy production purchases pursuant to Section 476.43 and alternate energy revolving loan fund payments pursuant to Section 476.46 through the rate mechanisms approved and in place at the time of this Stipulation.


          m. Nothing in this Stipulation shall prohibit the Board from approving changes in electric rates designed to minimize or eliminate rate disparities based on customer location or rate disparities not justified by the costs of providing utility service or other important public policy considerations; provided that any such changes in rates shall be designed in the aggregate to be revenue neutral to MEC.


                           Article III -- Joint Motion
                           --------------------------

     The signatories shall jointly file this Stipulation in the ratemaking principles proceeding related to the Project, commenced by MEC pursuant to
Section 476.53. The signatories shall also file with the Board a joint motion requesting that the Board accept the Stipulation without condition or modification.

                        Article IV -- Condition Precedent
                        --------------------------------

     This Stipulation shall not become effective unless and until the Board accepts the same in its entirety without condition or modification.

                      Article V -- Privilege and Limitation
                      ------------------------------------

     This Stipulation is made pursuant to Iowa Code Section 17A.10 and 199 I.A.C. Section 7.2(11). The Stipulation shall become binding upon the signatories upon its execution; provided, however, that if this Stipulation does not become effective in accordance with Article IV above, it shall be null, void and privileged. This Stipulation is intended to relate only to the specific matters referenced herein, and no signatory waives any claim or right that it may otherwise have with respect to any matter not expressly provided for herein. Except as expressly provided in this

Stipulation, no signatory shall be deemed to have approved, accepted, agreed or consented to any ratemaking principle, any method of cost of service determination, or any method of cost allocation underlying the provisions of this Stipulation or be prejudiced or bound thereby in any other current or future proceeding before any agency. This Stipulation shall not, directly or indirectly, be referred to as precedent in any other current or future proceeding before the Board.


                              Article VI Execution
                              --------------------

     To facilitate and expedite execution, the Stipulation may be executed by the signatories in multiple conformed copies which, when the original signature pages are consolidated into a single document, shall constitute a fully-executed document binding upon all the signatories to be filed with the Board.


                    Article VII - Modification and Amendment
                    ----------------------------------------

     This Stipulation shall not be amended or modified except by an instrument in writing signed by all signatories.


                               Article VIII-- Term
                               ------------------

     1. Unless terminated earlier by operation of paragraph 2 or 3 of this Article, this Stipulation shall terminate January 1, 2011, except for MEC's responsibility for revenue sharing for the year 2010 and except for items "a" through "e" of "Term 3" of Article II that shall remain in effect as long as the wind power facilities continue to provide regulated electric service to Iowa consumers.

     2. This Stipulation and the obligations of the signatories shall terminate if:

          a. the Board does not issue the required certificates for the Project or approve the terms of this Stipulation; or

          b. MEC is unable to secure access to sufficient transmission for the Project.

     3. This Stipulation and the obligations of the signatories may be terminated by MEC if:

          a. the Board does not approve the ratemaking principles settlement regarding CB 4 in Docket No. RPU-02-10; or

          b. the federal production tax credit applicable to the wind energy facilities that are the subject of this Stipulation is not available at a rate of 1.8 cents per kWh or greater for a period of at least 10 years after the wind energy facilities begin generation of electricity.

     4. In the event of termination pursuant to subparagraphs 2 "a", 2 "b", or 3 "a", MEC shall be permitted to record as above-the-line expenses an amortization over a 5-year period of all reasonable costs of canceling the wind power Project, but shall not be entitled to recover a return on such costs. In the event of termination pursuant to subparagraph 3 "b", MEC shall record as below-the line expenses the costs of canceling the wind power Project that is the subject of this Stipulation.


                           Article IX - Binding Nature
                           ---------------------------

     This Stipulation shall be binding on the signatories. The signatories shall take no actions directly or indirectly to eliminate or otherwise limit the scope or effect of this Stipulation throughout its term.

                         Article X - Further Assurances
                         ------------------------------

     The signatories agree to cooperate in order to effectuate the full and complete intent of the signatories as expressed in this Stipulation.


                          Article XI - Entire Agreement
                          -----------------------------

     This Stipulation contains the entire agreement between the signatories. There are no additional terms, whether consistent or inconsistent, oral or written, that have not been incorporated into this Stipulation.




MIDAMERICAN ENERGY COMPANY                     OFFICE OF CONSUMER ADVOCATE

/s/ Brent E. Gale                              /s/ John R. Perkins
--------------------------                     ---------------------------
(Signature)                                    (Signature)

Name: Brent E. Gale                            Name: John R. Perkins
      -------------                                  ---------------
Date: 3/20/03                                  Date: March 20, 2003
      -------------                                  ---------------

DEERE & COMPANY                                IBEW LOCAL 109

/s/ Kathleen R. Gibson                         /s/ Michael W. Kriegermeier
----------------------                         ---------------------------
(Signature) Senior Counsel                     (Signature)

Name:  Kathleen R. Gibson                      Name:  Michael W. Kriegermeier
       ------------------                             -----------------------
Date:  24 March 2003                           Date:  6-19-03
       ------------------                             -----------------------

IBEW STATE CONFERENC

/s/ Sandy Opstuedt
    --------------
(Signature)
Name:  Sandy Opstuedt
       --------------
Date:  3/26/03
       --------------

                                                                      APPENDIX 1

        S.F. ___________   H.F.  ____________


   1       Section 1.  Section 476.23, subsection 1, Code 2003, is

   2  amended to read as follows:

   3       1.  An electric utility shall not construct or extend

   4  facilities or furnish or offer to furnish electric service to

   5  the existing point of delivery of any customer already

   6  receiving electric service from another electric utility

   7  without having first filed with the board the express written

   8  agreement of the electric utility presently serving this

   9  customer, except as otherwise provided in this section.  Any

  10  municipal corporation, after being authorized by a vote of the

  11  people, or any electric utility may file a petition with the

  12  board requesting a certificate of authority to furnish

  13  electric service to the existing point of delivery of any

  14  customer already receiving electric service from another

  15  electric utility.  If, after notice by the board to the

  16  electric utility currently serving the customer, objection to

  17  the petition is not filed and investigation is not deemed

  18  necessary, the board shall issue a certificate within thirty

  19  days of the filing of the petition.  When an objection is

  20  filed, if the board, after notice and opportunity for hearing,

  21  determines that service to the customer by the petitioner is

  22  in the public interest, including consideration of any

  23  unnecessary duplication of facilities, it shall grant this

  24  certificate in whole or in part, upon such terms, conditions,

  25  and restrictions as may be justified.  Whether or not an

  26  objection is filed, any certificate issued shall require that

  27  the petitioner pay to the electric utility presently serving

  28  the customer, the reasonable price for facilities serving the

  29  customer.  This price determination by the board shall include

  30  due consideration of the cost of the facilities being

  31  acquired [stricken ,] ; any necessary generating capacity and transmission
                            -
  32  capacity dedicated to the customer, including, but not limited
                                          --------------------------
  33  to, electric power generating facilities and alternate energy
      -------------------------------------------------------------
  34  production facilities not yet in service but for which the
      ----------------------------------------------------------
  35  board has issued an order pursuant to section 476.53, and
      ---------------------------------------------------------

                                                                     APPENDIX 1

                               S.F. ___________   H.F.  ____________


   1  electric power generating facility emissions plan budgets
      ---------------------------------------------------------
   2  approved by the board pursuant to section 476.6, subsection
      -----------------------------------------------------------
   3  25; depreciation [stricken,]; loss of revenue [stricken,]; and the cost of
      ---                         -                            -
   4  facilities necessary to reintegrate the system of the utility

   5  after detaching the portion sold.

   6       Sec. 2.  Section 476.43, subsection 1, Code 2003, is

   7  amended to read as follows:

   8       1.  Subject to section 476.44, the board shall require

   9  electric utilities [stricken- to enter into long-term contracts] to do

  10  both of the following under terms and conditions that the
      -------               -----------------------------------
  11  board finds are just and economically reasonable for the
      --------------------------------------------------------
  12  electric utilities' customers, are nondiscriminatory to
      -------------------------------------------------------
  13  alternate energy producers and small hydro producers, and will
      --------------------------------------------------------------
  14  further the policy stated in section 476.41:
      -------------------------------------------
  15     a.  [stricken- Purchase] At least one of the following:
                                  -----------------------------
  16     (1)  Own alternate energy production facilities or small
         --------------------------------------------------------
  17  hydro facilities located in this state.
      ---------------------------------------
  18     (2)  Enter into long-term contracts to purchase or wheel
         --------------------------------------------------------
  19  electricity from alternate energy production facilities or

  20  small hydro facilities located in the utility's service area

  21  [stricken- under the terms and conditions that the board finds are just

  22  and economically reasonable to the electric utilities'

  23  ratepayers, are nondiscriminatory to alternate energy

  24  producers and small hydro producers and will further the

  25  policy stated in section 476.41.]

  26     b.  Provide for the availability of supplemental or backup

  27  power to alternate energy production facilities or small hydro

  28  facilities on a nondiscriminatory basis and at just and

  29  reasonable rates.

  30     Sec. 3.  Section 476.44, subsection 2, Code 2003, is

  31  amended to read as follows:

  32     2.  An electric utility subject to this division, except a

  33  utility [stricken- which] that elects rate regulation pursuant to section
                                ----
  34  476.1A, shall not be required to own or purchase, at any one
                                       ------
  35  time, more than its share of one hundred five megawatts of

                                                                     APPENDIX 1

        S.F. ___________   H.F.  ____________


   1  power from alternative energy production facilities or small

   2  hydro facilities at the rates established pursuant to section

   3  476.43.  The board shall allocate the one hundred five

   4  megawatts based upon each utility's percentage of the total

   5  Iowa retail peak demand, for the year beginning January 1,

   6  1990, of all utilities subject to this section.  If a utility

   7  undergoes reorganization as defined in section 476.76, the

   8  board shall combine the allocated purchases of power for each

   9  utility involved in the reorganization.

  10     Notwithstanding the one hundred five megawatt maximum, the

  11  board may increase the amount of power that a utility is

  12  required to own or purchase at the rates established pursuant
                  ------
  13  to section 476.43 if the board finds that a utility, including

  14  a reorganized utility, exceeds its 1990 Iowa retail peak

  15  demand by twenty percent and the additional power the utility

  16  is required to purchase will encourage the development of

  17  alternate energy production facilities and small hydro

  18  facilities.  The increase shall not exceed the utility's

  19  increase in peak demand multiplied by the ratio of the

  20  utility's share of the one hundred five megawatt maximum to

  21  its 1990 Iowa retail peak demand.

  22     Sec. 4.  Section 476.45, Code 2003, is amended to read as

  23  follows:

  24     476.45  EXEMPTION FROM EXCESS CAPACITY.

  25     Capacity [stricken- purchased from] of an alternate energy production
                                             --
  26  facility or small hydro facility, that is owned or purchased
                                      ----------------------------
  27  by an electric utility, shall not be included in a calculation
      -----------------------
  28  of an electric utility's excess generating capacity for [stricken- rate-

  29  making] ratemaking purposes.
              ----------
  30     Sec. 5.  Section 476.53, subsection 3, paragraph b, Code

  31  2003, is amended to read as follows:

  32     b.  In determining the applicable ratemaking principles,

  33  the board shall not be limited to traditional ratemaking

  34  principles or traditional cost recovery mechanisms.  In
                                                           --
  35  particular, the board shall have the authority to consider
      ----------------------------------------------------------

                                                                    APPENDIX 1

                              S.F. ___________   H.F.  ____________


   1  ratemaking proposals by a rate-regulated public utility that
      ------------------------------------------------------------
   2  facilitate the construction of an electric power generating
      ------------------------------------------------------------
   3  facility or an alternate energy production facility pursuant
      ------------------------------------------------------------
   4  to paragraph "a" and provide for reasonable restrictions on
      -----------------------------------------------------------
   5  the ability of the public utility to seek a general increase
      ------------------------------------------------------------
   6  in electric rates under section 476.6 for at least three years
      --------------------------------------------------------------
   7  after the generation facility begins providing service to Iowa
      --------------------------------------------------------------
   8  consumers.
      ----------

   9     Sec. 6.  EFFECTIVE DATE.  This Act, being deemed of

  10  immediate importance, takes effect upon enactment.

  11                         EXPLANATION

  12     This bill amends various provisions in Code chapter 476,

  13  relating to public utilities.  Specifically. the bill provides

  14  for ownership of alterate energy production facilities by

  15  public utilities, and makes related changes.

  16     The bill in Code section 476.23 states the authority of the

  17  utilities board to consider the cost of a utility's alternate

  18  energy production facilities and other generating facilities,

  19  as well as generating plant emissions plan budgets approved by

  20  the board, when valuing an electric utility's property.

  21     The bill provides in Code section 476.43 that public

  22  utilities may own alternate energy production facilities or

  23  small hydro facilities located in Iowa.  The bill also

  24  restructures the language in subsection 1.  Related changes

  25  are made in Code sections 476.44 and 476.45.

  26     The bill in Code section 476.53 specifies the authority of

  27  the utilities board to consider rate proposals that facilitate

  28  construction of alternate energy production facilities or

  29  other electric generating facilities when the proposal

  30  provides for reasonable restrictions on the utility's ability

  31  to seek rate increases for at least three years after the

  32  generating facility begins providing service.

  33      The bill is effective upon enactment.

  34

                                                                      APPENDIX 2

                           MIDAMERICAN ENERGY COMPANY
                            STIPULATION AND AGREEMENT


     DESCRIPTION                                            FERC ACCOUNT
-------------------------------                             ------------

Renewable Energy Credit Revenue                                 456

Carbon Dioxide Credit Revenue                                   411.8

Wholesale Sales Revenue                                         447

Federal Production Tax Credits                                  409.1

                                                                      APPENDIX 3
                                                                     PAGE 1 OF 2


                           MIDAMERICAN ENERGY COMPANY
             ROE CALCULATION RELATING TO ELECTRIC PRICING SETTLEMENT


INTENT
------

The intent of the methodology is to keep the calculation as simple as possible, making it verifiable to MidAmerican's IE-1 filing, and avoiding the voluminous amount of detail required for a traditional rate filing, while arriving at a calculation that is reasonable and acceptable to all parties.

The calculation will be in the form of an "imputed" return. As discussed in more detail below, Iowa electric jurisdictional operating income (before any provision for revenue sharing under the provisions of this settlement) is divided by Iowa electric jurisdiction rate base (the average of period beginning and period ending balances) to arrive at an actual overall rate of return on rate base. Weighted average embedded costs of capital (based on thirteen month end balances) of preferred and long-term debt are subtracted from this rate of return, with the difference divided by the utility's common equity percentage.

MidAmerican proposes to submit this calculation by February 15 following calendar years 2006-2010.

Attachment 1 presents the format of such calculation. Specific calculations are described below.

The parties reserve the right to modify or change the methodology set forth herein in the event such party or parties deem the methodology to lead to unreasonable or unrepresentative results. In the event of a dispute, the parties agree to attempt to negotiate a settlement and if a settlement cannot be reached, submit the matter to the Iowa Utilities Board for a final decision and order pursuant to the Iowa Administrative Procedure Act.

RATE BASE
---------

All rate base items except cash working capital are two point (beginning and end of period balances) averages (see Attachment 4 for definitions of rate base items). The Iowa electric jurisdictional rate base amounts are calculated by applying the respective total MidAmerican balance to various allocation factors (discussed in Attachment 2) for each rate base item. MidAmerican will use a cash working capital amount calculated using the percentages as shown in Attachment 5 applied to the corresponding per books values for the year, to include in rate base.

                                                                      APPENDIX 3
                                                                     PAGE 2 OF 2

The two-factor and average and excess allocators indicated on Attachment 2 will be calculated as of the beginning of the year being reported in order that they may be used by MidAmerican's accounting system to mechanically allocate O&M costs throughout the year. The average and excess allocator will be a three-year average calculation.

INCOME STATEMENT
----------------

The income statement reflects the Iowa electric utility operations of the utility. Revenues from sales to retail customers are specifically identified. Other revenues and all other operating expenses of MidAmerican are either assigned to Iowa using specific charges by location or allocated using the allocation method as summarized on Attachment 2. The accounting system allocates common locations within detailed sub FERC account numbers using a variety of factors including labor dollars, plant, revenue, average and excess, meters and a two factor allocator of plant and labor.

Line 11 of the income statement reverses, for purposes of this calculation, any accruals the Company has made in anticipation of revenue sharing pursuant to the terms of the settlement. Amortization of regulatory assets in the normal course of business will continue to be included in operating income per books.

Other than the adjustments described above specifically relating to provisions of the settlement, no other pro forma adjustments are expected to be made.

CAPITALIZATION
--------------

Due to the holding company reorganization that was effective December 1, 1996, MidAmerican now has a capital structure independent of that for the non-regulated subsidiaries (except CBEC Railway). The non-regulated subsidiaries, in turn, are capitalized similar to other entities in their respective industries. The capital structure and costs used to calculate the embedded cost of capital for MidAmerican shall be based on a thirteen month average for the period being reported consistent with the methodology used in the SPU-98-8 Compliance Filing.

LINE DEFINITIONS
----------------

Attachments 3 and 4 present a summary of the FERC accounts included in the various lines in the calculation.

                                                                      APPENDIX 3
                                                                    ATTACHMENT 1

IOWA UTILITIES BOARD

UTILITY NAME: MIDAMERICAN ENERGY COMPANY

PERIOD ENDED: DECEMBER 31, 2OXX
                                                        IOWA
I       RATE BASE                                     ELECTRIC

      1 Utility Plant in Service                      $      -
      2 (Less) Accum Prov Depreciation
      3 (Plus) Working Capital Amount
      4 (Less) Customer Advances - Constr
      5 (Less) Accum Deferred Taxes
      6 (Less) Unamort Pre - 1971 ITC
      7 Other
      a (Plus) Cooper Nuclear Investment
      b (Less) Customer Deposits
      c (Less) Reserves
      d (Less) Accumulated Uncollectibles
                                                      --------
      8 Estimated Net Utility Rate Base               $      -
                                                      ========

II      INCOME STATEMENT
      1 Operating Revenues                            $      -

        Operating Expenses
      2 Operations
      3 Maintenance
      4 Depreciation & Amortization
      5 Taxes Other than Income Taxes
      6 Income Taxes - Current
      7 Prov Deferred Income Taxes - Net
      8 Investment Tax Credit - Net
                                                      --------
      9 Total Operating Expenses                      $      -
                                                      --------
     10 Operating Income Before Adjustments           $      -
     11 (Plus) Customer Portion of Shared Revenue            -
     12 Net Operating Income Before Sharing           $      -
                                                      ========

III  COST OF CAPITAL
                                                                     WEIGHTED
                                     AMOUNT     RATIO     COST     AVERAGE COST
      1 Common Equity
      2 Preferred Equity                                               0.00%
      3 Long Term Debt                                                 0.00%
                                     ------                            ----
      4 Cost of Debt and Preferred                                     0.00%
                                                                       ====
      5 Total                        $    -
                                     ------

                                                                      APPENDIX 3
                                                                    Attachment 1
Iowa Utilities Board

Utility Name:  MidAmerican Energy Company

Period Ended:  December 31, 2Oxx                                       Iowa
                                                                     Electric

IV       CUSTOMER PORTION OF SHARED REVENUE OVER 11.75% ROE
       1 Net Operating Income Before Sharing                         $      -
       2 Net Operating Income @ 11.75% ROE                                  -
                                                                     --------
       3 Difference                                                         -
                                                                     --------
       4 40% Sharing                                                        -
                                                                     --------
       5 Tax Gross Up Factor                                            41.57%

       6 Tax Gross Up Dollars                                               -
                                                                     --------
       7 Customer Portion of Shared Revenue Over 11.75% ROE          $      -
                                                                     ========

V        CUSTOMER PORTION OF SHARED REVENUE OVER 13% ROE
       1 Net Operating Income Before Sharing                         $      -

       2 Net Operating Income @ 13% ROE                                     -
                                                                     --------
       3 Difference                                                         -
                                                                     --------
       4 10% Additional Sharing                                             -
                                                                     --------
       5 Tax Gross Up Factor                                            41.57%

       6 Tax Gross Up Dollars                                               -
                                                                     --------

       7 Customer Portion of Shared Revenue Over 13% ROE             $      -
                                                                     ========

VI       CUSTOMER PORTION OF SHARED REVENUE OVER 14% ROE
       1 Net Operating Income Before Sharing                         $      -
       2 Net Operating Income @ 14% ROE                                     -
                                                                     --------
       3 Difference                                                         -
                                                                     --------
       4 33.3% Additional Sharing                                           -
                                                                     --------
       5 Tax Gross Up Factor                                            41.57%

       6 Tax Gross Up Dollars                                               -
                                                                     --------
       7 Customer Portion of Shared Revenue Over 14% ROE             $      -
                                                                     ========
VII      TOTAL CUSTOMER PORTION OF SHARED REVENUE
       1 Sum of line 7 from IV, V and VI Above                       $      -
                                                                     ========

                                                                      APPENDIX 3
                                                                    ATTACHMENT 2
                                                                     PAGE 1 OF 3

                              ROE MONITORING REPORT
                               ALLOCATION SUMMARY

MidAmerican Energy Company used the following methods to allocate the Company's accounts to Iowa:

ELECTRIC UTILITY OPERATIONS

            ITEM                           PRIMARY METHOD OF ALLOCATION TO IOWA
I.  ELECTRIC PLANT ACCOUNTS

    1. Intangible Plant In Service
       - Production & Transmission             Average & Excess Allocator
       - General Plant                         Direct Assignment & Meters
    2. Production Plant In Service             Average & Excess  Allocator
    3. Transmission Plant In Service           Average & Excess Allocator
    4. Distribution Plant In Service(Note 4)   Direct Assignment, Meters &
                                                 Transformers
    5. General Plant In Service
       - Production & Transmission             Average & Excess Allocator
       - Other (Note 1)                        Direct Assignment & Meters
    6. Completed Construction Not Classified   Same Basis as Classified Plant
    7. Nuclear Fuel                            Average & Excess Allocator
    8. Cooper Capital Additions                Average & Excess Allocator/Direct


II.ELECTRIC ACCUMULATED PROVISION FOR DEPRECIATION & AMORTIZATION

    1. Intangible Plant In Service
       - Production & Transmission             Average & Excess Allocator
       - General Plant                         Direct Assignment & Meters
    2. Production Plant In Service             Average & Excess Allocator
    3. Transmission Plant In Service           Average & Excess Allocator
    4. Distribution Plant In Service(Note 4)   Direct Assignment, Meters &
                                                 Transformers
    5. General Plant In Service
         Production & Transmission             Average & Excess Allocator
         Other (Note 1)                        Direct Assignment & Meters
    6. Nuclear Fuel                            Average & Excess  Allocator
    7. Cooper Capital Additions                Average & Excess Allocator/Direct

III.MATERIALS AND SUPPLIES
    1. Electric Production Fuel                Average & Excess Allocator
    2. Materials and Supplies                  Gross Utility Plant

                                                                      APPENDIX 3
                                                                    ATTACHMENT 2
                                                                     PAGE 2 OF 3


ELECTRIC UTILITY OPERATIONS (CONTINUED)


         ITEM                              PRIMARY METHOD OF ALLOCATION TO IOWA

IV.  UNAMORTIZED INVESTMENT TAX CREDIT
     1. ElectriC Unamortized ITC
        - Production & Transmission            Average & Excess Allocator
        - Other                                Directly Assigned

V.   CUSTOMER ADVANCES FOR CONSTRUCTION
     1. Electric Customer Advances             Gross Utility Plant

VI.  ACCUMULATED DEFERRED INCOME TAXES
     1. Electric Accumulated Deferred Taxes
        - Production & Transmission            Average & Excess Allocator
        - Other                                Directly Assigned

VII. OPERATING REVENUES AND EXPENSES
     1. Electric Operating Revenues            Directly Assigned Except Sales
                                               for Resale-Off-System Sales and
                                               Other Revenue- Energy Components
                                               are allocated based on KWh sales
                                               to retail customers while
                                               capacity and Other are allocated
                                               per the Average & Excess
                                               Allocator

     2. Electric  Operating  Expenses(Note 3)
          Production & Cooper-Fuel             KWh Sales Allocator
          All Other Production                 Average  & Excess  Allocator
          Transmission                         Average & Excess Allocator
          Distribution                         Direct Charges or Gross Plant
          Customer Accounts                    Direct Charges or Meters
          Customer Service & Inform            Direct Charges or Meters
          Sales                                Direct Charges or Two Factor
          Administrative & General
             Employee Benefits                 Labor (Note 2)
             Property Insurance                Direct Charges or Gross Plant
             Regulatory                        Direct Charges or Revenue
             Other                             Direct Charges or Two Factor
     3. Depreciation and Amortization          Direct Charges and Same as Plant
                                                (I & II)
     4. Taxes Other Than Income

                                                                      APPENDIX 3
                                                                    ATTACHMENT 2
                                                                     PAGE 3 OF 3


             Payroll                           Labor
             Property                          Direct Charges or Gross Plant
             Other                             Direct Charges or Two Factor
     5. Current Income Taxes                   Calculated
     6. Deferred Income Taxes                  Direct Charges
     7. Investment Tax Credit                  Direct Charges


NOTES:

1. Other general plant consists primarily of office buildings, furniture, and equipment. To the extent that such assets can be directly assigned, they are; however, the majority are allocated via meters.

2. Employee benefits follow the labor with which they are associated. To the extent that different jurisdictions receive different benefits (e.g. South Dakota union employees), such costs are directly charged to those jurisdictions.

3. Most O&M accounts have the capability of being direct charged to a specific jurisdiction; however, many such costs are allocated. Direct charging is preferable when it is clear which jurisdiction benefits, consistent with the Company's affiliate transactions policy. However, when it is impractical to direct charge (e.g. supervisory costs in a border-city office or costs for a Company-wide call center), allocations are used.

4. Distribution plant is primarily directly assigned. However, capitalized meter balances are allocated based on meters actually in service.

                                                                      APPENDIX 3
                                                                    ATTACHMENT 3
                                                                     PAGE 1 OF 1


                           MIDAMERICAN ENERGY COMPANY
                              ROE MONITORING REPORT
                              LINE ITEM DEFINITION

ELECTRIC OPERATIONS
                                                           ACCOUNT RANGE

        DESCRIPTION                                     FROM          THROUGH
Operating Revenues                                      440            456
Gains/losses from Disposition of Allowances             411.8          411.9

Operations
  Steam Power Production                                500            509
  Nuclear Power Production                              517            525
  Hydraulic Power Production                            535            540
  Other Power Production                                546            550
  Other Power Supply                                    555            557
  Transmission                                          560            567
  Distribution                                          580            589
  Customer Accounts                                     901            905
  Customer Service, Informational & Sales               907            916
  Administrative & General                              920            931

Maintenance
  Steam Power Production                                510            514
  Nuclear Power Production                              528            532
  Hydraulic Power Production                            541            545
  Other Power Production                                551            554
  Transmission                                          568            573
  Distribution                                          590            598
  Administrative & General                              935

Depreciation & Amortization                             403            407

Taxes Other Than Income Taxes                           408.1

Income Taxes - Current                                  409.1

Provision for Deferred Income Taxes - Net               410.1          411.1

Investment Tax Credit - Net                             411.4

                                                                      APPENDIX 3
                                                                    ATTACHMENT 4
                                                                     PAGE 1 OF 1

                           MIDAMERICAN ENERGY COMPANY
                              ROE MONITORING REPORT
                              LINE ITEM DEFINITION


ELECTRIC OPERATIONS
                                                        ACCOUNT RANGE
               DESCRIPTION
RATE BASE

PLANT IN SERVICE
     Plant in Service                                     101 and 106
     Nuclear Fuel                                         120

ACCUMULATED PROVISION - DEPRECIATION
     Provision Depreciation & Amortization                108 and 111
     Amortization-- Nuclear Fuel                          120

WORKING CAPITAL
     Coal and Oil Stocks                                  151
     Materials & Supplies                                 154 and 163
     Prepayments                                          165
     Cash Working Capital (See Attachment 5)                -       -

CUSTOMER ADVANCES - CONSTRUCTION                          252

ACCUMULATED DEFERRED INCOME TAXES                         190, 281 and 282

UNAMORTIZED PRE-1971 3% ITC                               255

COOPER NUCLEAR INVESTMENT
     Amortization Cooper Nuclear Investment               124

CUSTOMER DEPOSITS                                         235

RESERVES                                                  228 and 242

CUSTOMER ADVANCES                                         252

ACCUMULATED UNCOLLECTIBLES                                144

                                                                      APPENDIX 3
                                                                    ATTACHMENT 5
                                                                     PAGE 1 OF 1

MIDAMERICAN ENERGY COMPANY
CALCULATION OF WORKING CAPITAL COMPONENT

    DESCRIPTION                        SOURCE                                     2OXX MEC    WORKING CAPITAL  WORKING CAPITAL
                                                                                   AMOUNT       PERCENTAGE       REQUIREMENT

Labor

     Operations and Maintenance          Iowa Per Salaries & Wages Page 354              -

Total Labor                                                                              -          8.22%          $      -
                                                                                  --------                         --------
Fuel Costs
     Coal                                Iowa - 501 Less Labor                           -
     Oil                                 Iowa - 547001 Less Labor                        -
     Natural Gas                         Iowa - 547021 Less Labor                        -
     Nuclear Fuel                        Iowa - 518 Less Labor                           -
                                                                                 ---------

Total Fuel Costs                                                                         -          5.40%                 -
                                                                                 ---------                         --------

Electricity Purchased
     Cooper Fuel                             Iowa - 555404                               -
     Cooper - Other                          Iowa - 555430 - 555460                      -
     Other Purchases                         Iowa - 555099 - 555304, 555411 - 555412     -
                                                                                  --------
Total Electricity Purchased                                                              -          6.26%                 -
                                                                                  --------                        ---------

Other Operations & Maintenance           Iowa 0 & M Less (Labor-Fuel-Purchases)          -
Less:
     Uncollectibles                      Iowa - 904 Electric                             -
     Injuries & Damages                  Iowa - 925 Electric                             -
     Cooper Amortization - Capital       Iowa - 555420- 555422, 555470                   -
     NPPD Replacement Power              None                                            -
                                                                                  --------

Total Operations & Maintenance                                                           -          5.22%                 -
                                                                                  --------                        ---------

Other
     Property Tax - Iowa                 Iowa - 408141 Electric                          -        (89.01%)                -
     Property Tax - Illinois             Iowa - 408143 Electric                          -       (102.18%)                -
     Illinois Investment Capital Tax     Iowa - 408142 Electric                          -          2.52%                 -
     Federal Income Tax                  Iowa - 409 Electric ATL                         -         (2.30%)                -
     State Income Tax                    Iowa - 409 Electric ATL                         -         (2.30%)                -
     Interest on Long Term Debt          Iowa - 427 Electric                             -        (14.17%)                -
     Preferred Stock Dividends           Iowa - 437 Electric                             -         (1.61%)                -
     Federal Payroll Taxes               Iowa - 408111 & 408121 Electric                 -          7.86%                 -
     State Payroll Taxes                 Iowa - 408131 Electric                          -         (4.41%)                -
     Use/Sales Taxes                                                                     -          0.00%                 -
     Regulatory Assessments              Iowa - 928311, 928312 Electric                  -         (0.47%)                -
                                                                                                                   --------

Total Other                                                                                                               -
                                                                                                                   --------

Total Working Capital Requirement                                                                                  $      -
                                                                                                                   ========